Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of Silicon Mountain Holdings, Inc. of our report dated March 26, 2007 relating to our audits of the consolidated financial statements of Silicon Mountain Memory, Inc., for the years ended December 31, 2006 and 2005.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ HEIN & ASSOCIATES LLP HEIN & ASSOCIATES LLP
Denver, Colorado
January 10, 2008